Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING CLASS A SHARES AND CLASS I SHARES IN THE EVANSTON ALTERNATIVE

OPPORTUNITIES FUND

TENDERED PURSUANT TO THE OFFER TO REPURCHASE

DATED SEPTEMBER 21, 2023

THE OFFER WILL EXPIRE ON OCTOBER 28, 2023

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

EVANSTON ALTERNATIVE OPPORTUNITIES FUND, EITHER BY MAIL OR BY FAX, BY 11:59 PM,

EASTERN TIME,

ON OCTOBER 28, 2023, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

Regular Mail

Evanston Capital Management, LLC

c/o BNY Mellon TA Alternative Investment RIC Funds

P.O. Box 534407

Pittsburgh, PA 15253-4407

Overnight Courier

Evanston Capital Management, LLC

c/o BNY Mellon TA Alternative Investment RIC Funds

Attention: 534407

500 Ross Street, 154-0520

Pittsburgh, PA 15262

Fax

833-286-8166

For Additional Information:

Phone: 847-328-4961

(Attn: Tracey Balderson)

Ladies and Gentlemen:

The undersigned hereby tenders to Evanston Alternative Opportunities Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares and/or Class I Shares of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to repurchase, dated September 21, 2023 (“Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER TO REPURCHASE AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO REPURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to this Letter of Transmittal.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent that, the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.

All authority herein conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

PLEASE MAIL TO: Via Regular Mail: Evanston Capital Management, LLC, c/o BNY Mellon TA Alternative Investment RIC Funds, P.O. Box 534407, Pittsburgh, PA, 15253-4407, Via Overnight Courier: Evanston Capital Management, LLC, c/o BNY Mellon TA Alternative Investment RIC Funds, Attention: 534407, 500 Ross Street, 154-0520, Pittsburgh, PA, 15262 or fax a completed and executed Letter of Transmittal to the Fund’s administrator, to the attention of Evanston Alternative Opportunities Fund, at 833-286-8166. FOR ADDITIONAL INFORMATION, you may call Evanston Capital Management, LLC at 847-328-4961 (Attn: Tracey Balderson), Monday through Friday (except holidays), from 9:00 a.m. to 5:00 p.m., Central time.

PART 1.            NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder (as the Shares are titled):__________________________

Social Security No. or Taxpayer I.D. No.:______________________________

Telephone Number: _______________________________________________

Account Number: _________________________________________________

PART 2.            AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐   All of the undersigned’s Shares.

☐   That amount of the undersigned’s Shares having the following dollar value:

Class A Shares: $__________                 Class I Shares: $__________

☐   That number of the undersigned’s Shares equal to:

Class A Shares: __________                  Class I Shares: __________

Note: Shareholders desiring to tender Shares for repurchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund (i.e., $50,000). This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for repurchase by the Fund.

*Proceeds from the tender offer will be wired to the bank account listed on the undersigned’s Investor Application unless the tendered Shares are held at a custodian or broker-dealer in which case such proceeds will be wired to such custodian or broker-dealer, unless the undersigned notifies the Fund’s administrator in writing.

PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.

PART 3.            SIGNATURE(S)

If held jointly, all joint holders must execute this signature page.

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)	Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder	Print Name of Shareholder

Print Name and Title	Print Name and Title

Date: ______________	Date: ______________